Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Five Below, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 11, 2012